Exhibit 4.6

                              AMERICA ONLINE, INC.
                                 1999 STOCK PLAN

1.       PURPOSES OF THE PLAN.

         The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company or its Affiliates in order to attract and retain such people, to motivate them to work for the benefit of the Company or an Affiliate, and to provide an additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options and awards of Stock Purchase Rights.

2.       DEFINITIONS.

         Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this America Online, Inc. 1999 Stock Plan, have the following meanings:

               Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

               Affiliate, with respect to ISOs, means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect, and, with respect to Non-Qualified Options, means any corporation, company or other entity whose financial results are consolidated with those of the Company in accordance with U.S. generally accepted accounting principles, all as determined by the Administrator.

               Board of Directors means the Board of Directors of the Company.

               Change in Control means either a Corporate Change in Control or a Transactional Change in Control.

               Code means the United States Internal Revenue Code of 1986, as amended.

               Committee means the Compensation and Management Development Committee of the Board of Directors, or its successor, or such other committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

               Common Stock means shares of the Company's common stock, $.01 par value per share.

               Company means America Online, Inc., a Delaware corporation.


               Corporate Change in Control means the happening of any of the following events:

                  (1) the acquisition by any individual, entity or group (an "Entity"), including any "person" within the meaning of
                  Section   13(d)(3)  or  14(d)(2)  of  the  Exchange   Act,  of
                  beneficial   ownership  (within  the  meaning  of  Rule  13d-3
                  promulgated  under the Exchange  Act) of 30% or more of either
                  (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was itself acquired directly from the Company), (B) any acquisition by the Company, or (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; or

                  (2) a change in the composition of the Board since October 28, 1999, such that the individuals who, as of such date, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to October 28, 1999 whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or Entity other than the Board shall not be deemed a member of the Incumbent Board.

               Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

               Fair Market Value of a Share of Common Stock means:


                  (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date;

                  (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

                  (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

               Involuntary Employment Action shall mean any change in the terms and conditions of the Participant's employment with the Company or any successor, without cause (as defined herein), to such extent that:

                  (1) the Participant shall fail to be vested with power, authority and resources analogous to the Participant's title and/or office prior to the Change in Control, or

                  (2) the Participant shall lose any significant duties or responsibilities attending such office, or

                  (3) there shall occur a reduction in the Participant's base compensation, or

                  (4) the Participant's employment with the Company, or its successor, is terminated without cause (as defined herein).

               ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

               Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options or Stock Purchase Rights under the Plan; provided however, that Key Employee shall not include any person who: (i) is not on the payroll of the Company or an Affiliate as a full-time or part-time employee or (ii) directly or indirectly provides services to the Company or an Affiliate pursuant to a contractual or other arrangement, written or otherwise between the Company or an Affiliate and either that person or a third party, which does not designate such person as an employee (regardless of whether a government agency, court or other entity subsequently determines that such person is an employee of the Company or an Affiliate for purposes of employment taxes or for any other purpose). Anything in the prior sentence to the contrary notwithstanding, a person who is providing services pursuant to a contractual or other arrangement may be eligible for participation in the Plan as a consultant who is designated by the Administrator in accordance with Paragraph 5 of the Plan.

 .

               Non-Qualified Option means an option which is not intended to qualify as an ISO.

               Option means an ISO or Non-Qualified Option granted under the Plan.

               Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

               Participant means a Key Employee, director or consultant of the Company or of an Affiliate to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

               Plan means this America Online, Inc. 1999 Stock Plan.


               Restricted Stock means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Paragraph 14 below.

               Restricted Stock Purchase Agreement means a written agreement between the Company and a Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right, in such form as the Administrator shall approve.

               Shares means shares of the Common Stock as to which Options or Stock Purchase Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options or Stock Purchase Rights granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

               Stock Purchase Right means the right to purchase Common Stock pursuant to Paragraph 14 of the Plan, as evidenced by a Restricted Stock Purchase Agreement.

               Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option or Stock Purchase Right by will or by the laws of descent and distribution.

               Transactional Change in Control shall mean any of the following transactions to which the Company is a party:

                  (1) a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") of the Company, unless securities representing 60% or more of either the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

                  (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

               To Vest means that you have obtained a contingent right to exercise or purchase a defined number of your stock options, as defined by and subject to the terms and conditions set forth in the pertinent Option Agreement and this Plan. Unless and until your stock options Vest pursuant to the terms of the pertinent Option Agreement and this Plan, as well as the vesting schedule included in your notice of grant, you have not obtained any such right to exercise or purchase any of your unvested stock options (except as may be provided in Paragraphs 12 and 13 of this Plan and in the pertinent Option Agreement in the event of Participant's Disability or death, respectively).

3.       SHARES SUBJECT TO THE PLAN.

         The number of Shares which may be issued from time to time pursuant to this Plan shall be 50,000,000 or the equivalent of such number of Shares after the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 17 of the Plan. No more than 5% of such number of Shares may be issued in connection with grants of Stock Purchase Rights.

         If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement. Shares that have actually been issued under the Plan upon exercise of a Stock Purchase Right shall not be returned to the Plan and shall not become available for the granting of other Options or Stock Purchase Rights under the Plan.

4.       ADMINISTRATION OF THE PLAN.

         Subject to the provisions of the Plan, the Administrator is authorized to:

          a. Interpret the provisions of the Plan or of any Option, Option Agreement, Stock Purchase Right, or Restricted Stock Purchase Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

          b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options or Stock Purchase Rights;

          c. Determine the number of Shares for which an Option, Options or Stock Purchase Rights shall be granted, provided, however, that in no event shall Options or Stock Purchase Rights to purchase more than 2,000,000 Shares be granted to any Participant in any fiscal year;

          d. Specify the terms and conditions upon which an Option, Options or Stock Purchase Rights may be granted; and

          e. Award Options or Stock Purchase Rights to Participants who are foreign nationals or employed or located outside the United States, or both, on such terms and conditions, including imposing conditions on the exercise or Vesting of Options or Stock Purchase Rights, different from those applicable to Options or Stock Purchase Rights granted to Participants employed or located in the United States as may, in the judgment of the Administrator, be necessary or desirable in order to recognize differences in local law, tax policy or customs;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option or Stock Purchase Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. The Administrator's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options or Stock Purchase Rights under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements or Restricted Stock Purchase Agreements as to (a) the persons to receive Options or Stock Purchase Rights under the Plan, (b) the terms and provisions of Options or Stock Purchase Rights under the Plan, and (c) whether a termination of service with the Company and any Affiliate has occurred.

         No member of the Board of Directors or the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

5.       ELIGIBILITY FOR PARTICIPATION.

         The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option or Stock Purchase Right is granted. Members of the Company's Board of Directors who are not employees of the Company or of an Affiliate may receive Options or Stock Purchase Rights pursuant to Paragraph 6, Subparagraph A (f), but only pursuant thereto. Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of an Option or Stock Purchase Right to a person not then a Key Employee, director or consultant of the Company or of an Affiliate. The actual grant of such Option or Stock Purchase Right, however, shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement or Restricted Stock Purchase Agreement evidencing such Option or Stock Purchase Right, as applicable. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. Stock Purchase Rights shall be granted only in connection with the hiring or retention of a Key Employee. The granting of any Option or Stock Purchase Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options or Stock Purchase Rights.

6.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

         A.       Non-Qualified   Options:   Each   Option   intended  to  be  a
                  Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified
                  Option:

                    a. Option Price: The option price (per share) of the Shares covered by each Option shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value (per share) of the Shares on the date of grant of the Option.

                    b. Each Option Agreement shall state the number of Shares to which it pertains;

                    c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights Vest or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

                    d. Exercise of any Option may be conditioned upon the Participant's execution of a stock purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:

                         i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

                         ii. The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

                    e.   Limitation  on  Grant  of  Non-Qualified   Options:  No
                         Non-Qualified Option shall be granted after the date provided in Paragraph 23 of this Plan.

                    f. Directors' Options: Each director of the Company who is not an employee of the Company or any Affiliate, upon first being elected or appointed to the Board of Directors, shall be granted a Non-Qualified Option to purchase 20,000 Shares; provided, however, that the Administrator shall be entitled to grant an Option for such higher number of Shares as may be appropriate (as determined by the Administrator) for recruitment purposes. On the date following the annual meeting of stockholders of the Company each year, giving effect to the election of any director or directors at such annual meeting of stockholders, each director who is not an employee of the Company or any Affiliate and who has served at least six months as a director shall be granted a Non-Qualified Option to purchase 20,000 Shares. In addition, on the date following the annual meeting of stockholders of the Company each year, giving effect to the election of any director or directors at such annual meeting of stockholders, each director who is not an employee of the Company or any Affiliate and who serves on the Compensation and Management Development Committee or the Audit Committee of the Board of Directors (or other committee designated by the Board of Directors to be entitled to receive options under this sentence) shall be granted a Non-Qualified Option to purchase 10,000 Shares; provided, further, that on such date, each such director who serves as the Chair of such committee shall be granted an additional Option to purchase 10,000 Shares. The grants for service as a committee member or Chair shall cover service on all eligible committees and shall not be cumulative for service on more than one committee. Each Option granted pursuant to this Section 6(A)(f) shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten (10) years, and (iii) be immediately exercisable (subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Board of Directors may amend this Section 6(A)(f) to increase, reduce, eliminate, or institute option grants for Board, Committee, or other individual or collective service under this Plan.

         B. ISOs: Each Option intended to be an ISO shall so state and shall be issued only to a Key Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue
                  Service:

                    a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (f) thereunder.

                    b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the
                         Code:

                         i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

                         ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

                    c.   Term of Option: For Participants who own

                         i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                         ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                    d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

                    e. Limitation on Grant of ISOs: No ISOs shall be granted after the date provided in Paragraph 23 of this Plan.

                    f. To the extent that an Option which is intended to be an ISO fails to so qualify, it shall be treated as a Non-Qualified Option.

7.       EXERCISE OF OPTIONS AND ISSUANCE OF SHARES.

         An Option (or any part or installment thereof) shall be exercised in accordance with procedures established by the Company by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the
Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, through such other method of payment approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

         The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

         The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 20) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(B)(d).

         The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) if any amendment is materially adverse to the
Participant, any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

8.       RIGHTS AS A STOCKHOLDER.

        No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise (and satisfaction of such other conditions for the transfer of Shares as may be required pursuant to the Option) and registration of the Shares in the Company's share register in the name of the Participant. No Participant to whom a Stock Purchase Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Purchase Right, except after tender of the full purchase price for the Shares being purchased (and satisfaction of such other conditions for the transfer of Shares as may be required pursuant to the Stock Purchase Right) and registration of the Shares in the Company's share register in the name of the purchaser. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 17 of the Plan.

9.       ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS.

         By its terms, an Option or Stock Purchase Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement or Restricted Stock Purchase Agreement. The designation of a beneficiary of an Option by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option or Stock Purchase Right shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or Stock Purchase Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option or Stock Purchase Right, shall be null and void.

10. EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

         Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

          a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement. An Option that is not exercisable on the date of termination of service is canceled on such date and may not be exercised. An Option that is exercisable on the date of termination of service, but not exercised within the term as the Administrator has designated in the pertinent Option Agreement is canceled and may not be exercised thereafter.

          b.   Except as  provided  in  Paragraph  12, in no event may an Option
               Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

          c. The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

          d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause" (as defined in Paragraph 11 below), then such Participant shall forthwith cease to have any right to exercise any Option, whether or not such Option was previously exercisable.

          e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 2 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except to the extent that the Administrator so determines as Company policy or to the extent that the Option Agreement may otherwise expressly provide.

          f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be a Key Employee, director or consultant of the Company or any Affiliate.

11.      EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".

         Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for "cause" prior to the time that all his or her outstanding Options have been exercised:

          a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for "cause" will immediately be forfeited.

          b. For purposes of this Plan, except as otherwise provided in the pertinent Option Agreement or Restricted Stock Purchase Agreement, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

          c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Option is forfeited.

          d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

12.      EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.

         Except as otherwise provided in the pertinent Option Agreement, a Participant who terminates his or her employment, directorship or consultancy with the Company or an Affiliate by reason of Disability may exercise any Option granted to such Participant:

          a. To the extent exercisable but not exercised on the date of such cessation; and

          b. In the event rights to exercise the Option Vest periodically, to the extent of a pro rata portion of any additional rights as would have Vested had the Participant not terminated his or her employement, directorship or consultancy by reason of such Disability, prior to the end of the Vesting period which next ends following the date of such termination. The proration shall be based upon the number of days of such Vesting period prior to the date of such termination.

         Except as otherwise provided in the pertinent Option Agreement, a Disabled Participant may exercise such rights only within the period ending one
(1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

         The Company shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Company, the cost of which examination shall be paid for by the Company.

13.      EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

         Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

          a.   To the extent exercisable but not exercised on the date of death;
               and

          b. In the event rights to exercise the Option Vest periodically, to the extent of a pro rata portion of any additional rights which would have Vested had the Participant not died prior to the end of the Vesting period which next ends following the date of death. The proration shall be based upon the number of days of such Vesting period prior to the Participant's death.

         Except as otherwise provided in the pertinent Option Agreement, if the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

14.      STOCK PURCHASE RIGHTS.

        a. Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of an Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid (which shall not be less than the par value of the Shares), and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        b. Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        c. Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

15.      PURCHASE FOR INVESTMENT.

         Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option or Stock Purchase Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

         a. The person(s) who exercise(s) such Option or Stock Purchase Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise of such grant:

                           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

         b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

         The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws.)

16.      DISSOLUTION OR LIQUIDATION OF THE COMPANY.

         Upon the dissolution or liquidation of the Company, all Options or Stock Purchase Rights granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, (i) the Participant or the Participant's
Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option or Stock Purchase Right to the extent that the Option or Stock Purchase Right is exercisable as of the date immediately prior to such dissolution or liquidation; and (ii) if a Change in Control shall have occurred within the twelve months immediately prior to the date of such dissolution or liquidation, such Participant or such Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option or Stock Purchase Right then outstanding whether or not such Option or Stock Purchase Right is exercisable as of such date.

17.       ADJUSTMENTS.

          Upon the occurrence of any of the following events, the adjustments as hereinafter provided shall be made, unless otherwise specifically provided in a pertinent Option Agreement or Restricted Stock Purchase Agreement:

               A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or Stock Purchase Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such subdivision, combination or stock dividend. The number of Shares subject to options to be granted (i) pursuant to Paragraph 3 or to directors pursuant to Paragraph 6(A)(f) shall also be proportionately adjusted upon the occurrence of such events, except as the Administrator shall otherwise determine in its sole discretion or (ii) pursuant to Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

               B. Corporate Changes in Control. In the event of a Corporate Change in Control,

         (i) Each Option or Stock Purchase Right outstanding as of the date such Corporate Change in Control is determined to have occurred, and which is not then exercisable by reason of Vesting requirements, shall automatically accelerate the Vesting so that the Option or Stock Purchase Right shall become fully exercisable and Vested on the first to occur of (x) the date the Option or Stock Purchase Right becomes Vested and exercisable under its original terms (with respect only to such Options or Stock Purchase Rights as otherwise would Vest during such one-year period under their terms), (y) the first anniversary of the date such Corporate Change in Control is determined to have occurred, and
(z) the occurrence of an Involuntary Employment Action; and

         (ii) The Options or Stock Purchase Rights so accelerated shall remain so exercisable until the earlier of the original expiration date of the Option or Stock Purchase Right and the earlier termination of the Option or Stock Purchase Right in accordance with the Plan and the Agreement.

               C.  Transactional   Changes  in  Control.   In  the  event  of  a
Transactional Change in Control,

               (i) Each Option or Stock Purchase Right outstanding as of the date such Transactional Change in Control is determined to have occurred shall be either: (a) assumed by the successor corporation (or its parent) or replaced with a comparable option or stock purchase right to purchase shares of the capital stock of the successor corporation (or its parent) on an equitable basis, (b) terminated upon written notice to the Participants stating that all Options or Stock Purchase Rights (for purposes of this Subparagraph all Options or Stock Purchase Rights then outstanding shall be deemed to be exercisable) must be exercised within a specified number of days (which shall not be less than 15 days) from the date such notice is given, at the end of which period the Options or Stock Purchase Rights shall terminate, or (c) terminated in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options or Stock Purchase Rights (for purposes of this Subparagraph all Options then outstanding shall be deemed to be exercisable) over the exercise price thereof; provided, however, that if any of the treatments of Options or Stock Purchase Rights pursuant to this Plan set forth in clauses (a), (b) or (c) above would make a Transactional Change in Control transaction ineligible for pooling-of-interest accounting under APB No. 16 such that but for the nature of such treatment such transaction would otherwise be eligible for such accounting treatment, the Committee (or the Administrator if no Committee has been appointed) shall have the ability to substitute for any cash or other consideration payable under such treatment shares of Common Stock with a Fair Market Value or other consideration with value equal to the cash or other consideration that would otherwise be payable pursuant to such treatment. The determination of which of the treatments set forth in clauses (a), (b) and
(c) above to provide and of comparability under clause (a) above shall be made by the Administrator and its determinations shall be final, binding and conclusive.

               (ii) Each  Option or Stock  Purchase  Right  that is  assumed  or replaced in connection with a Transactional Change in Control shall automatically accelerate so that the Option or Stock Purchase Right shall become fully exercisable and Vested on the first to occur of (x) the date the Option becomes Vested and exercisable under its original terms (with respect only to such Options or Stock Purchase Rights as otherwise would Vest during such one-year period under their terms), (y) the first anniversary of the date such Transactional Change in Control is determined to have occurred, and (z) the occurrence of an Involuntary Employment Action. The Options or Stock Purchase Rights so accelerated shall remain so exercisable until the earlier of the original expiration date of the Option and the earlier termination of the Option in accordance with the Plan and the Agreement.

               D. Corporate Transaction. In the event of a Corporate Transaction that does not constitute a Transactional Change in Control or in the event of a similar event, pursuant to which securities of the Company or of another corporation or entity are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or Stock Purchase Right shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Option or Stock Purchase Right had been exercised prior to such Corporate Transaction.

               E. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B, C, or D with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a
"modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a "modification" of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

18.      ISSUANCES OF SECURITIES.

         Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options or Stock Purchase Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

19.      FRACTIONAL SHARES.

         No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

20.      CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

         The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

21.      WITHHOLDING.

         In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph
22) or the Vesting of Shares issued pursuant to Stock Purchase Rights, the Company may deduct from any amounts due to the Participant, such as compensation or reimbursements, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 2 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

22.      NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

         Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

23.      TERMINATION OF THE PLAN.

         Unless sooner terminated by the Board of Directors, the Plan shall terminate on October 28, 2009, and no Options or Stock Purchase Rights shall thereafter be granted under the Plan. All Options or Stock Purchase Rights granted under the Plan prior to that date shall remain in effect until such Options or Stock Purchase Rights shall have been exercised or terminated in accordance with the terms and provisions of the Plan and the applicable Option Agreements or Restricted Stock Purchase Agreements. The Board of Directors may terminate the Plan at any time; provided, however, that any such termination will not materially impair any rights under any Option or Stock Purchase Right theretofore made under the Plan without the consent of the Participant.

24.      AMENDMENT OF THE PLAN AND AGREEMENTS.

         The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Board of Directors or the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding
Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, for as long as the Company has a class of stock registered pursuant to
Section 12 of the 1934 Act and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, materially adversely affect his or her rights under an Option or Stock Purchase Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements or Restricted Stock Purchase Agreements in a manner which may be materially adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements or Restricted Stock Purchase Agreements may be amended by the Administrator in a manner which is not materially adverse to the Participant.

25.      EMPLOYMENT OR OTHER RELATIONSHIP.

         Nothing in this Plan or any Option Agreement or Restricted Stock Purchase Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

         All Options and Stock Purchase Rights shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

26.      GOVERNING LAW.

         This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, the Company's state of incorporation. Except as otherwise provided in the pertinent Option Agreement or Restricted Stock Purchase Agreement, the United States District Court for the Eastern District of Virginia shall have exclusive jurisdiction over any and all disputes between a Participant and the Company related to or arising out of Options or Restricted Stock Purchase Rights granted under this Plan.

Notice Of Grant Of Stock Options

1999 Stock Plan, Version ___

America Online, Inc. Post 11/22/99 Split

ID: 54-1322110
22110 Pacific Blvd.
Dulles, VA 20166

I, _______________________, am the Participant.

ID: ______________________

I understand that by clicking on each of the boxes below and typing in "I Agree" at the bottom, I am giving America Online, Inc. or its parent or successor ("AOL") the equivalent of my written signature for all legal purposes.

Participant has been granted options to buy AOL Common Stock (the "Stock Options") as follows:

Non-Qualified Stock Option Grant Number:  ____________
Date of Grant:  ____________
Purchase Price per Share:  ____________*
Total Number of Shares Granted: ____________*

AOL and I agree that these options are granted under and governed by the terms and conditions of the AOL 1999 Stock Plan (the "Plan") and the Non-Qualified Stock Option Agreement, Version 1 (the "Agreement"), all of which are incorporated by reference into, and made a part of, this document, and which I can access and review through the HR website at http://anvil.office.aol.com. I am also advised to refer to the Plan Description of the Plan (the "Plan Summary"), which also may be accessed through the HR Website. I hereby consent to receive the Plan, the Agreement and the Plan Summary electronically via the HR Website, and I agree that I have had an opportunity to review these records.

I understand that my Stock Options shall become vested and exercisable only in accordance with the following vesting schedule, subject to the Plan and Agreement terms:

Shares                       Vesting Date                   Expiration Date



I understand that the vesting of my Stock Options will cease in certain circumstances, including but not limited to, termination of employment, as provided in the Plan and Agreement.

I understand that in general, any vested and exercisable Stock Options will be canceled no later than 90 calendar days following a termination of employment, and that if vested and exercisable Stock Options are not exercised within this 90 day period, they will be canceled and cannot ever be exercised, as provided in the Plan and Agreement.

I understand that my unvested Stock Options will be canceled upon a termination of employment and cannot ever be exercised.

I understand that termination of my employment for "cause" may result in forfeiture of all vested but unexercised Stock Options.

I further agree that I have read and will comply with AOL's Securities Trading Policy (also accessible on the HR Website), which I understand may be updated from time to time.

I understand that I may be entitled now and from time to time to receive certain other documents, including AOL's annual report to stockholders and proxy statements (which become available each year approximately three months after AOL's fiscal year end), and I hereby consent to receive such documents electronically on the Web or as AOL otherwise directs.

*Purchase price and number of shares are expressed in this document are in post--11/22/99 terms.

Signed Online By __________________ On __________ At ________ PM

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                              AMERICA ONLINE, INC.

         THIS AGREEMENT is made as of the Date of Grant set forth on the Notice of Grant of Stock Options attached hereto (the "Notice") between America Online, Inc. (the "Company"), a Delaware corporation having a principal place of business in Dulles, Virginia, and the Participant.

         WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $.01 par value per share (the "Shares"), under and for the purposes set forth in the Company's 1999 Stock Plan (the "Plan");

         WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

         WHEREAS, the Company and the Participant each intend that the Option granted herein shall be a Non-Qualified Option.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1.       GRANT OF OPTION.

         The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of such number of Shares as is set forth in the Notice, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.

         2.       PURCHASE PRICE.

         The purchase price of the Shares covered by the Option shall be as set forth in the Notice, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares. Payment shall be made in accordance with Paragraph 7 of the Plan.

         3.       EXERCISE OF OPTION.

         Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall be exercisable according to the Vesting Schedule set forth on the Notice.

         The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

         4.       TERM OF OPTION.

         Unless earlier terminated pursuant to the provisions of this Agreement or the Plan, the unexercised portion of the Option shall expire and cease to be exercisable at 5:00 p.m. Eastern Time on the tenth anniversary of the date of this Agreement.

         If the Participant ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than the death or Disability of the Participant or termination of the Participant for "cause" (as defined in the Plan)), the Option may be exercised, if it has not previously terminated, within ninety (90) days after the date the Participant ceases to be an employee, director or consultant of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment, directorship or consultancy. As authorized pursuant to Paragraph 10(f) of the Plan, a change in the status of the Participant within or among the Company and its Affiliate shall not affect the Option, except that a change in status of the Participant from a Key Employee of the Company or an Affiliate to a consultant of the Company or an Affiliate shall be treated and have the same effect as if the Participant had ceased to be an employee, director or consultant of the Company, unless the Administrator shall determine otherwise.

         Notwithstanding the foregoing paragraph, in the event of any of the following, the Option may be exercised as provided in the Plan, but in no event after the date of expiration of the term of the Option:

(a) the Participant's Disability or death within three (3) months after the termination of employment, directorship or consultancy;
(b) Participant's termination of employment, directorship or consultancy by reason of Participant's Disability, as determined in accordance with the Plan; and
(c) the death of the Participant while an employee, director or consultant of the Company or of an Affiliate.

         In the event the Participant's employment, directorship or consultancy is terminated by the Company or an Affiliate for "cause" (as defined in the Plan), the Participant's right to exercise any unexercised portion of this Option shall cease as of such termination, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant's termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause," then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate, whether or not this Option was previously exercisable.

         5.       METHOD OF EXERCISING OPTION.

         Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company in such form as is provided by the Company or pursuant to other procedures established by the Company. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed (whether or not in electronic form) by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 7 of the Plan. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary or appropriate under any applicable law (including, without limitation, state securities or "blue sky" laws and satisfaction of applicable tax withholding requirements) and such Shares shall be subject to the restrictions set forth in Section 7 of the Agreement and such other restrictions as the Administrator may determine in accordance with the Plan. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

         6.       PARTIAL EXERCISE.

         Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

         7.       NON-ASSIGNABILITY.

         The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or as may be permitted under policies that may be adopted from time to time by the Administrator in its sole discretion. The Option shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant's guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this
Section 7, or the levy of any attachment or similar process upon the Option or such rights shall be null and void.

         8.       NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

         The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company's share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

         9.       CAPITAL CHANGES AND BUSINESS SUCCESSIONS.

         The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference; provided, however, that in accordance with the introductory paragraph to Section 17 of the Plan, the transactions described in the Agreement and Plan of Merger Dated as of January 10, 2000 between America Online, Inc. and Time Warner Inc. (the "Merger") shall not cause the vesting of the Options to accelerate as described in Sections 17(B) and 17(C) of the Plan.

         10.      TAXES.

         The Participant acknowledges that the exercise of the Option is likely to have Federal, state and/or local income tax consequences on the Participant. The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant's responsibility.

         The Participant agrees that the Company may withhold from the Participant's remuneration, if any, the appropriate amount of federal, state and local withholding attributable to such amount that the Company believes it is obligated to withhold under the Internal Revenue Code of 1986, as amended, including but not limited to, income and employment taxes. At the Company's discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant's remuneration sufficient to satisfy the Company's income tax withholding obligation, the Participant will reimburse the Company, in cash, for the amount under-withheld within thirty (30) days after the Company has given the Participant notice of such under-withheld amount.

         11.      PURCHASE FOR INVESTMENT.

         Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

         (a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

                           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;" and

         (b) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, including satisfaction of applicable tax withholding requirements, which the Company deems necessary or appropriate under any applicable law, including without limitation state securities or "blue sky" laws.

         12.      NO OBLIGATION TO MAINTAIN RELATIONSHIP.

         The Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or consultant of the Company.

         13.      NOTICES.

         Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:       America Online, Inc.
                         22000 AOL Way
                         Dulles, Virginia  20166
                         Attn:  Senior Vice President of Human Resources

If to the Participant:   As set forth in the Notice

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a nationally recognized overnight courier service or three business days following mailing by registered or certified mail.

         14.      GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, the Company's state of incorporation. The parties further agree that any and all disputes related to the subject matter of this Agreement shall be brought only in the United States District Court for the Eastern District of Virginia (Alexandria Division), the forum encompassing the Company's headquarters in all cases in which federal jurisdiction is proper. Accordingly, for all cases in which federal jurisdiction is proper, the parties irrevocably submit to the jurisdiction of the United States District Court for the Eastern District of Virginia (Alexandria Division), and irrevocably agree that venue for any such action shall be in that Court only. For all cases in which federal jurisdiction is not proper, the parties further agree that any and all disputes related to the subject matter of this Agreement shall be brought only in the Circuit Court for Loudoun County, Virginia

         15.      BENEFIT OF AGREEMENT.

         Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         16.      ENTIRE AGREEMENT.

         This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

         17.      MODIFICATIONS AND AMENDMENTS.

         The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

         18.      WAIVERS AND CONSENTS.

         Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         19.      FORMATION; SEVERABILITY.

         If any provision of this Agreement (including any provision of the Plan that is incorporated herein by reference) shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits of the parties provided by, this Agreement and the Plan or (ii) if such provision cannot be so reformed, such provision shall be severed from this
Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect the legality, validity or enforceability of any other provision of this Agreement or the Plan.

                       FORM OF RESTRICTED STOCK AGREEMENT

         This AGREEMENT is made as of the ____ day of ________ (the "Grant Date") by and between America Online, Inc., a Delaware corporation having a principal place of business in Dulles, Virginia ("AOL" or the "Company"), and ______________ (the "Key Employee").

                               W I T N E S S E T H

         WHEREAS, the Company has made an offer of employment to the Key Employee to be employed by AOL, which the Key Employee has accepted pursuant to the terms of an employment agreement dated _________________, (the "Employment Agreement"), and the Company desires to offer and grant to the Key Employee the right to purchase shares of Company common stock, par value $.01 per share (the "Common Stock"), in accordance with the terms and conditions hereinafter set forth;

         WHEREAS, the Company maintains the America Online, Inc. 1999 Stock Plan, pursuant to which it has the right to grant to key employees stock purchase rights in connection with their hiring or for retention purposes;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the parties hereby agree as follows:

         1. Terms of Purchase. The Key Employee hereby accepts the offer of the Company to grant to the Key Employee, in accordance with the terms of this Agreement and the 1999 Stock Plan, the right to purchase ______________ (_________) shares of the Company's Common Stock (such shares, subject to adjustment pursuant to Subsections 2(i) and (j) hereof, the "Shares") at a purchase price per share of one cent ($.01) (the "Purchase Price"), receipt of which is hereby acknowledged by the Company.

         2.       Company's Lapsing Repurchase Right.

         (a) Lapsing Repurchase Right. Except as set forth in Subsections 2(b), 2(c) and 2(d), in the event for any reason, whether with or without notice and whether or not the Company or the Affiliate of the Company has acted lawfully in terminating the employment, the Key Employee ceases to be an employee of the Company or an Affiliate of the Company prior to the ___________ anniversary of the Grant Date, the Company or its designee shall have the option, but not the obligation, to purchase from the Key Employee (or his successor in interest), and the Key Employee (or his successor in interest) shall be obligated to sell to the Company or its designee, at a price per Share equal to the Purchase Price, all or any part of the Shares set forth in clauses (i), (ii) and (iii) below (the "Lapsing Repurchase Right"). The Company's Lapsing Repurchase Right shall be valid for a period of six (6) months commencing with the date of such termination. Notwithstanding any other provision hereof, in the event the Company is prohibited during such six (6) months from exercising its Lapsing Repurchase Right by Section 160 of the Delaware General Corporation Law as amended from time to time (or any successor provision), then the time period such Lapsing Repurchase Right may be exercised shall be extended until twenty
(20) days after the Company is first not so prohibited.

                  (i) If such termination of employment is prior to the _____ anniversary of the Grant Date, the Company shall have the option to repurchase all of the Shares acquired by the Key Employee hereunder.

                  (ii) If such termination of employment is on or after the ______ anniversary of the Grant Date and prior to the _________ anniversary of the Grant Date, the Company shall have the option to repurchase __________ (rounded up to the nearest whole number of the Shares; if such termination of employment is on or after the _________ anniversary of the Grant Date and prior to the ___________ anniversary of the Grant Date, the Company shall have the option to repurchase __________ (rounded up to the nearest whole number) of the Shares, as provided in this Agreement.

                  (iii) Notwithstanding anything to the contrary contained in this Agreement, except as otherwise provided in Subsection 2(b) below, in the event the Company or the Affiliate of the Company terminates the Key Employee's employment for Cause (as defined below) or in the event the Company determines, subsequent to the Key Employee's termination of service but during the ninety (90) days after the termination of service (or if the Key Employee shall die during such period, during the one year period following such termination of service) that either prior or subsequent to the Key Employee's termination the Key Employee engaged in conduct that would constitute Cause, the Company shall have the option to repurchase all of the Shares acquired by the Key Employee hereunder.

         (b) Effect of Termination for Disability or upon Death. Notwithstanding the provisions of clauses (i), (ii) and (iii) immediately above, if such termination of employment is as a result of the Key Employee's Disability or death, then the Company's Lapsing Repurchase Right shall terminate, and the Key Employee's (or the Key Employee's Survivors') ownership of all Shares then owned by him shall become vested.

         (c) Effect of Termination without Cause. The Company's Lapsing Repurchase Right shall terminate, and the Key Employee's ownership of all Shares then owned by him shall become vested, if the Company of the Affiliate of the Company terminates the Key Employee's employment other than for Cause or if the Officer terminates his employment with the Company for Good Reason; provided that the Officer shall deliver to the Company a valid release of all claims against the Company.

         (d) Effect of Change in Control. The Company's Lapsing Repurchase Right shall terminate, and the Key Employee's ownership of all Shares then owned by him shall become vested, in the event of a Change in Control upon the first to occur of (x) the date the Lapsing Repurchase Right otherwise expires under the terms of this Agreement, (y) the first anniversary of the date such Corporate Change in Control is determined to have occurred, and (z) the occurrence of an Involuntary Employment Action.

         (e) Closing. In the event that the Company exercises the Lapsing Repurchase Right, the Company shall notify the Key Employee, or, in the case of his death, his representative, in writing of its intent to repurchase the Shares. Such notice may be mailed by the Company up to and including the last day of the time period provided for above for exercise of the Lapsing Repurchase Right. The notice shall specify the place, time and date for payment of the repurchase price (the "Closing"). The date specified shall be not less than ten
(10) days nor more than sixty (60) days from the date of mailing of the notice, and the Key Employee or his successor in interest with respect to the Shares which the Company elects to repurchase shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Key Employee or his successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not in the possession of the Company, be delivered to the Company by the Key Employee or his successor in interest.

         (f) Escrow. The certificates representing all Shares acquired by the Key Employee hereunder which from time to time are subject to the Lapsing Repurchase Right shall be delivered to the Company and the Company shall hold such Shares in escrow as provided in this Subsection 2(f). Promptly following a request from the Key Employee, the Company shall release from escrow and deliver to the Key Employee a certificate for the number of Shares, if any, as to which the Lapsing Repurchase Right has lapsed. In the event of a repurchase by the Company of Shares subject to the Lapsing Repurchase Right, the Company shall release from escrow and cancel a certificate for the number of Shares so repurchased. Any securities distributed in respect of the Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Shares.

         (g) Prohibition on Transfer. The Key Employee recognizes and agrees that all Shares which are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law (other than to the Company or its designee). The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2(g), or to treat as the owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2(g).

         (h) In the event that the Key Employee or his successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (i) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Key Employee or his successor in interest upon delivery of such Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Shares from the Key Employee to the Company and to treat the Key Employee and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Key Employee hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence. The Key Employee agrees as a condition to the performance by the Company of this Agreement to execute and deliver the Stock Power attached hereto as Exhibit A.

         (i) If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company's rights of repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders securities of another corporation, the securities of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company's rights to repurchase pursuant to this Agreement.

         (j) If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of the Company's Common Stock, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company's rights of repurchase pursuant to this Agreement.

          3. Legend. All certificates representing the Shares to be issued to the Key Employee pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

                  "The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Purchase Agreement dated __________, with America Online, Inc., and the America Online, Inc. 1999 Stock Plan, copies of which Agreement and Plan are available for inspection at the offices of the Company or will be made available upon request."

         4. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth below or the meanings ascribed to them in the Plan, as applicable; provided, however, that any terms defined herein and in the Plan shall have the meanings set forth in this Agreement:

                  "Cause" shall mean (a) the Key Employee's conviction of a felony involving moral turpitude, (b) his willful and continued failure substantially to perform his required duties under the Employment Agreement, (c) his intentional or repeated violation of the Confidentiality, Non-Competition, and Proprietary Rights Agreement, or
         (d) his intentional or improper conduct substantially prejudicial to the business of the Company or any of its affiliates.

                  "Corporate  Change in Control" shall have the meaning ascribed to it in the Plan,  except that the dates referred to in paragraph
              (2) of such definition shall be deemed replaced with the words "the Grant Date."

         5. Tax Liability of the Key Employee and Payment of Taxes. The Key Employee acknowledges and agrees that any income or other taxes due from him with respect to the Shares issued pursuant to this Agreement, including, without limitation, the lapsing of the Company's right of repurchase, shall be the Key Employee's responsibility. Without limiting the foregoing, the Key Employee agrees that, to the extent that the lapsing of restrictions on disposition of any of the Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Key Employee's being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Key Employee of the amount of any tax required to be withheld by the Company.

         6. Securities Law Compliance. The Key Employee represents that any sales of Shares at a time when the Key Employee may be deemed an "affiliate" of the Company for purposes of the Securities Act of 1933, as amended (the "Act"), shall be made in accordance with the requirements of Rule 144 under the Act (or any successor rule) applicable to sales by an "affiliate" of shares registered under the Act or in a transaction otherwise exempt from the registration requirements of the Act and as to which the Company shall have received an opinion of counsel satisfactory to it confirming such exemption.

         7. Equitable Relief. The Key Employee specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including the attempted transfer of the Shares by the Key Employee, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

          8. No Obligation to Employ. The Company is not by this Agreement obligated to continue the Key Employee as an employee of the Company or of any Affiliate of the Company.

          9. Notices. Any notices required or permitted by the terms of this Agreement shall be given by recognized courier service, registered or certified mail, return receipt requested, postage prepaid, or facsimile, addressed as follows:

         If to the Company:

                  America Online, Inc.
                  22000 AOL Way
                  Dulles, Virginia  20166
                  Attention:  General Counsel

         If to the Key Employee:

                  to the Key Employee's last address as set forth in the records of the Company,

or to such other address(es) of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one (1) business day following delivery by the sender to a recognized courier service, or three (3) business days following mailing by registered or certified mail.

          10. Binding Effect. This Agreement shall be for the benefit of and shall be binding upon the parties hereto, upon their respective successors and assigns and upon the Key Employee's heirs, executors and administrators.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, the Company's state of incorporation. The parties further agree that any and all disputes related to the subject matter of this Agreement shall be brought only in the United States District Court for the Eastern District of Virginia (Alexandria Division), the forum encompassing the Company's headquarters in all cases in which federal jurisdiction is proper. Accordingly, for all cases in which federal jurisdiction is proper, the parties irrevocably submit to the jurisdiction of the United States District Court for the Eastern District of Virginia (Alexandria Division), and irrevocably agree that venue for any such action shall be in that Court only. For all cases in which federal jurisdiction is not proper, the parties further agree that any and all disputes related to the subject matter of this Agreement shall be brought only in the Circuit Court for Loudoun County, Virginia.

         12. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

         13. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

         14. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may not be modified, amended, renewed, or terminated, nor may any term, condition or breach of any term or condition be waived, except by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach hereof shall not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

         15. Consent of Spouse. If the Key Employee is married as of the date of this Agreement, the Key Employee's spouse shall execute a Consent of Spouse in the form of Exhibit B hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Key Employee marries or remarries subsequent to the date hereof, the Key Employee shall, not later than sixty (60) days thereafter, obtain hisnew spouse's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse's executing and delivering a Consent of Spouse in the form of Exhibit B.

          16. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    AMERICA ONLINE, INC.


                                    By:
                                    Printed Name:
                                    Title:


                                    KEY EMPLOYEE:

                                    [Name]

                                    EXHIBIT A

                                   STOCK POWER

          For value received, I hereby sell, assign, and transfer to America Online, Inc. ______________ shares of Common Stock of America Online, Inc., standing in the undersigned's name on the books and records of the aforesaid Company, represented by Certificate No(s). ___________________________, and do hereby irrevocably constitute and appoint the Corporate Secretary of America Online, Inc. attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Company.


                              -----------------------------
                                          [Name]

Dated As Of:

______________,

In the presence of:

Printed Name:
             -----------------


                                    EXHIBIT B

                                CONSENT OF SPOUSE

         I, , spouse of _________________, acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of ___________________, (the "Agreement") to which this Consent is attached as Exhibit B and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Shares granted to my spouse pursuant to the Agreement are subject to a Lapsing Repurchase Right in favor of America Online, Inc. (the "Company") and that, accordingly, the Company has the right to repurchase up to all of the Shares of which I may become possessed as a result of a gift from my spouse, operation of law or a court decree and/or any property settlement in any domestic litigation.

         I hereby agree that my interest, if any, in the Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Shares shall be similarly bound by the Agreement.

         I agree to the Lapsing Repurchase Right described in the Agreement and I hereby consent to the repurchase of the Shares by the Company and the sale of the Shares by my spouse or his legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Shares by an outright bequest of the Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Shares as it would have had pursuant to the Agreement if I had acquired the Shares pursuant to a court decree in domestic litigation.

         I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

         Dated as of the      day of                      .
                         ----        -------------------

        Printed name: